UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2010

NMT Medical, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-21001	95-4090463
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27 Wormwood Street Boston, Massachusetts	02210-1625
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 737-0930

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On March 3, 2010, Mr. John E. Ahern, former President and Chief Executive Officer of NMT Medical, Inc. (the “Company”) accepted an offer to rejoin the Board of Directors (the “Board”) of the Company. The Board’s offer to Mr. Ahern to rejoin the Board was made, following the recommendation of the Nominating and Corporate Governance Committee of the Board. Since leaving the Company on February 11, 2009, Mr. Ahern has led a private medical technology consulting practice. Mr. Ahern served as the President and Chief Executive Officer of the Company from September 2000 to February 2009.

There are no arrangements or understandings between Mr. Ahern and any other person pursuant to which Mr. Ahern was elected as a director, except as noted below.

On February 11, 2009 and as previously disclosed by the Company, in connection with Mr. Ahern’s departure from the Company, the Company and Mr. Ahern entered into a Settlement Agreement and Release (the “Settlement Agreement”). Under the Settlement Agreement, Mr. Ahern is entitled to, among other things, the following in connection with his departure:

•

the acceleration of the vesting of all of Mr. Ahern’s unvested stock options, such that all such options became vested on the February 9, 2009 (the “Termination Date”) and the extension of the exercise period associated with all of Mr. Ahern’s stock options through July 31, 2010; and

•	the Company will continue to pay for Mr. Ahern’s health benefits for a period of eighteen (18) months following the Termination Date.

In conjunction with recent discussions with certain of the Company’s significant stockholders, including some of the investors in the Company’s recent private placement, the Board determined that, in the event a committee of the Board is formed to explore strategic transactions, Mr. Ahern will be appointed to such committee, provided that he is still a member of the Board at such time such committee may be formed. At present, no such committee of the Board has been formed or is under consideration.

On March 4, 2010, the Board voted to extend the exercise period of certain stock options granted to Mr. Ahern with exercise prices below $7.08 per share and representing the right to acquire an aggregate of 349,062 shares of common stock of the Company (the “Extended Options”) from July 31, 2010 – the current expiration date provided by the Settlement Agreement – to that date which is one year following Mr. Ahern’s termination of service as a director, subject to the terms of the applicable option agreement. By extending their exercise period in this manner, the Extended Options will have the post-termination of service exercise characteristics as stock options held by other outside directors. All of Mr. Ahern’s other stock options will expire on July 31, 2010 in accordance with the terms of the Settlement Agreement.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NMT MEDICAL, INC.

Date: March 5, 2010	By:	/s/ RICHARD E. DAVIS
Richard E. Davis, Chief Operating Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated March 3, 2010.